Exhibit 99.1

                  Buffalo Wild Wings, Inc. Announces
First Quarter 2006 Results; Earnings Per Diluted Share Increase of 43%
                               to $0.40

    MINNEAPOLIS--(BUSINESS WIRE)--April 25, 2006--Buffalo Wild Wings, Inc. (Nasdaq:BWLD), announced today financial results for the first quarter ended March 26, 2006. Highlights for the first quarter versus the same period a year ago were:

    --  Total revenue increased 26.5% to $64.3 million

    --  Company-owned restaurant sales grew 26.7% to $57.1 million

    -- Same-store sales increased 7.7% at company-owned restaurants and 6.7% at franchised restaurants

    --  Earnings per diluted share increased 43% to $0.40 from $0.28

    Sally Smith, President and Chief Executive Officer, commented, "We're off to a great start in 2006. Our revenue growth of 26.5% was driven by same-store sales of 7.7% for company-owned and 6.7% for franchised restaurants, as well as stronger new unit performance. This growth, combined with strong operating results, translated into earnings per diluted share of $0.40 in the first quarter, a 43% increase over prior year."
    Total revenue, which includes company-owned restaurant sales and franchise royalties and fees, increased 26.5% to $64.3 million in the first quarter compared to $50.8 million in the first quarter of 2005. Company-owned restaurant sales for the quarter increased 26.7% to $57.1 million driven by a company-owned same-store sales increase of 7.7% and 18 more company-owned restaurants in operation at the end of first quarter 2006 relative to the same period in 2005. Franchise royalties and fees increased 25.3% to $7.2 million versus $5.7 million in the prior year. This increase was due to a franchised same-store sales increase of 6.7% and 48 more franchised restaurants at the end of the period versus a year ago.
    Average weekly sales for company-owned restaurants were $35,857 for the first quarter of 2006 compared to $33,195 for the same quarter last year, an 8.0% increase. Franchised restaurants averaged $44,342 for the period versus $41,309 in the first quarter a year ago, a 7.3% increase.
    For the first quarter, earnings per diluted share were $0.40, as compared to first quarter 2005 earnings per diluted share of $0.28.

    Second Quarter 2006 Outlook

    For the second quarter ending June 25, 2006, we expect total revenue of approximately $59 to $60 million, based on estimated same-store sales increases of 4 to 6% for company-owned and 3 to 5% for franchised restaurants, as well as the addition of five company-owned and twelve franchised restaurants. Earnings per diluted share for the second quarter are expected to range from $0.25 to $0.28. This is based on the previously-mentioned revenue assumptions, average chicken wing prices for the second quarter of $1.10 per pound, preopening costs of $1 million, and stock-based compensation expense of $700,000. Diluted weighted average shares outstanding are estimated at 8.8 million.
    "In the second quarter, our focus is on continuing both same-store sales momentum and operational improvements over the prior year," commented Ms. Smith. "In the first quarter, we introduced our new menu, four new sauces, a new rib product, and our new Crave It! Combos(TM). We believe these exciting new choices, combined with our attention to hospitality and guest satisfaction, will drive revenue growth." Ms. Smith concluded, "We are committed to translating our revenue growth into strong bottom-line results."
    Included in this release is information regarding restaurant unit counts, same-store sales and average weekly sales volumes. Our management team believes such information is an important measure of our performance and is useful in assessing consumer acceptance of the Buffalo Wild Wings Grill & Bar concept. Franchise information also provides an understanding of our revenues as franchise royalties and fees are based on the opening of franchised units and their sales. However, these sales measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be comparable to sales measures as defined or used by other companies.
    Buffalo Wild Wings will be hosting a conference call today, April 25, 2006 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website http://www.buffalowildwings.com.
    A replay of the call will be available until May 2, 2006. To access this replay, please dial (719) 457-0820, password 4892902.

    About the Company

    Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is an established and growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar restaurants featuring a variety of boldly flavored, made-to-order menu items including Buffalo, New York-style chicken wings spun in one of our signature sauces. The widespread appeal of Buffalo Wild Wings establishes it as an inviting, neighborhood destination with more than 385 restaurants in 36 states.

    Forward-looking Statements

    Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance and expected store openings for the second quarter 2006, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening during the second quarter, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of wings, the success of our marketing initiatives, our ability to control other restaurant operating costs and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.



              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS
    (Dollar amounts in thousands except share and per share data)
                             (unaudited)
                                                  Three months ended
                                                 ---------------------
                                                 March 27,  March 26,
                                                   2005       2006
                                                 ---------- ----------
Revenue:
  Restaurant sales                              $   45,073     57,092
  Franchise royalties and fees                       5,720      7,169
                                                 ---------- ----------
      Total revenue                                 50,793     64,261
                                                 ---------- ----------
Costs and expenses:
  Restaurant operating costs:
    Cost of sales                                   15,231     18,005
    Labor                                           13,217     16,595
    Operating                                        6,857      9,443
    Occupancy                                        3,156      4,089
  Depreciation                                       2,675      3,330
  General and administrative (1)                     5,626      7,078
  Preopening                                           313        487
  Loss on disposals                                     18        210
                                                 ---------- ----------
      Total costs and expenses                      47,093     59,237
                                                 ---------- ----------
Income from operations                               3,700      5,024
Interest income                                        272        470
                                                 ---------- ----------
Earnings before income taxes                         3,972      5,494
Income tax expense                                   1,521      1,978
                                                 ---------- ----------
Net earnings                                    $    2,451      3,516
                                                 ========== ==========
Earnings per common share - basic               $     0.29       0.41
Earnings per common share - diluted                   0.28       0.40
Weighted average shares outstanding - basic      8,367,068  8,531,792
Weighted average shares outstanding - diluted    8,676,772  8,736,336

(1) Contains stock-based compensation of $523 and $856


The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

                                                  Three months ended
                                                 --------------------
                                                 March 27,  March 26,
                                                   2005        2006
                                                 ---------  ---------
Revenue:
  Restaurant sales                                   88.7 %     88.8 %
  Franchising royalties and fees                     11.3       11.2
                                                 ---------  ---------

      Total revenue                                 100.0      100.0
                                                 ---------  ---------

Costs and expenses:
  Restaurant operating costs:
    Cost of sales                                    33.8       31.5
    Labor                                            29.3       29.1
    Operating                                        15.2       16.5
    Occupancy                                         7.0        7.2
Depreciation                                          5.3        5.2
General and administrative                           11.1       11.0
Preopening                                            0.6        0.8
Loss on disposals                                      --        0.3
                                                 ---------  ---------

      Total costs and expenses                       92.7       92.2
                                                 ---------  ---------

Income from operations                                7.3        7.8

Interest income                                       0.5        0.7
                                                 ---------  ---------

Earnings before income taxes                          7.8        8.5
Income tax expense                                    3.0        3.1
                                                 ---------  ---------

Net earnings                                          4.8 %      5.5 %
                                                 =========  =========


              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                    (Dollar amounts in thousands)
                             (unaudited)

                                             December 25,   March 26,
                  Assets                         2005         2006
                                             ------------ ------------
Current assets:
  Cash and cash equivalents                 $      3,986        6,528
  Marketable securities                           48,418       50,037
  Accounts receivable - franchisees, net of
   allowance of $25                                  731          829
  Accounts receivable - other                      3,700        5,070
  Inventory                                        1,502        1,567
  Prepaid expenses                                 1,972        1,490
  Deferred income taxes                              770        1,374
                                             ------------ ------------
      Total current assets                        61,079       66,895
Property and equipment, net                       68,693       69,839
Restricted cash                                    2,115        2,224
Other assets                                         867          873
Goodwill                                             369          369
                                             ------------ ------------
      Total assets                          $    133,123      140,200
                                             ============ ============
   Liabilities and Stockholders' Equity

Current liabilities:
  Unearned franchise fees                   $      2,194        2,384
  Accounts payable                                 6,628        7,505
  Accrued income tax payable                         102        2,775
  Accrued compensation and benefits                6,775        5,711
  Accrued expenses                                 3,900        4,318
  Current portion of deferred lease credits          604          523
                                             ------------ ------------
      Total current liabilities                   20,203       23,216
Long-term liabilities:
  Marketing fund payables                          2,115        2,224
  Deferred income taxes                            4,755        4,109
  Deferred lease credits, net of current
   portion                                         9,202        9,364
                                             ------------ ------------
      Total liabilities                           36,275       38,913
                                             ------------ ------------
Commitments and contingencies
Stockholders' equity:
  Undesignated stock, 5,600,000 shares
   authorized, none issued                            --           --
  Common stock, no par value. Authorized
   15,600,000 shares; issued and
   outstanding 8,616,222 and 8,707,174
   respectively                                   74,503       72,858
  Deferred compensation                           (2,568)          --
  Retained earnings                               24,913       28,429
                                             ------------ ------------
      Total stockholders' equity                  96,848      101,287
                                             ------------ ------------
      Total liabilities and stockholders'
       equity                               $    133,123      140,200
                                             ============ ============



              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (Dollar amounts in thousands)
                             (unaudited)
                                                  Three months ended
                                                 --------------------
                                                 March 27,  March 26,
                                                   2005        2006
                                                 ---------  ---------
Cash flows from operating activities:
  Net earnings                                   $  2,451      3,516
  Adjustments to reconcile net earnings to cash
   provided by operations:
    Depreciation                                    2,675      3,330
    Amortization                                        5         37
    Loss on disposals                                  18        210
    Deferred lease credits                            (61)        87
    Deferred income taxes                             190     (1,250)
    Stock-based compensation                          523        856
    Excess tax benefit from the exercise of stock
     options                                           --        (83)
    Change in operating assets and liabilities:
      Accounts receivable                            (981)    (1,474)
      Inventory                                       (53)       (65)
      Prepaid expenses                                298        482
      Other assets                                    (22)        (6)
      Unearned franchise fees                        (159)       190
      Accounts payable                             (1,420)       877
      Income taxes                                  1,003      2,756
      Accrued expenses                             (1,758)       (68)
                                                 ---------  ---------
        Net cash provided by operating activities   2,709      9,395
                                                 ---------  ---------
Cash flows from investing activities:
  Acquisition of property and equipment            (2,662)    (4,686)
  Purchase of marketable securities               (20,587)   (24,530)
  Proceeds of marketable securities                14,430     22,874
                                                 ---------  ---------
        Net cash used in investing activities      (8,819)    (6,342)
                                                 ---------  ---------
Cash flows from financing activities:
  Issuance of common stock                            286         93
  Tax payments for restricted stock                  (326)      (687)
  Excess tax benefit from the exercise of stock
   options                                             --         83
                                                 ---------  ---------
        Net cash used in financing activities         (40)      (511)
                                                 ---------  ---------
        Net increase (decrease) in cash and cash
         equivalents                               (6,150)     2,542
Cash and cash equivalents at beginning of period   12,557      3,986
                                                 ---------  ---------
Cash and cash equivalents at end of period       $  6,407      6,528
                                                 =========  =========


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                           Restaurant Count

Company-owned Restaurants:

                    Q1            Q2            Q3            Q4
                    --            --            --            --
    2006           124
    2005           106           110           116           122
    2004            88            92            97           103
    2003            73            74            77            84
    2002            56            60            63            70

Franchised Restaurants:

                    Q1            Q2            Q3            Q4
                    --            --            --            --
    2006           260
    2005           212           224           234           248
    2004           168           175           189           203
    2003           131           138           142           161
    2002           108           119           123           129

                      Quarterly Same-Store Sales

Company-owned Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006        7.7%
  2005        6.1%        2.7%        1.8%        2.5%        3.2%
  2004        11.1%       10.6%       9.9%        7.6%        9.7%
  2003       (1.4%)       2.7%        6.7%        8.5%        4.3%
  2002        5.6%        4.6%       (0.7%)      (1.8%)       1.6%

Franchised Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006        6.7%
  2005        3.2%        1.8%        1.1%        2.6%        2.2%
  2004        12.0%       10.4%       5.7%        3.7%        7.6%
  2003       (0.4%)       2.3%        8.5%        10.7%       5.6%
  2002        4.2%        4.5%        0.0%       (1.8%)       1.5%


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                     Average Weekly Sales Volumes

Company-owned Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006      $35,857
  2005       33,195     $30,531     $31,361     $33,953     $32,304
  2004       32,289      30,248      30,983      33,038      31,663
  2003       28,782      27,132      28,281      31,171      28,886
  2002       29,564      26,330      25,916      28,466      27,547

Franchised Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006      $44,342
  2005       41,309     $39,824     $40,149     $42,533     $40,999
  2004       39,678      38,072      38,727      40,926      39,402
  2003       33,920      33,393      35,289      39,014      35,491
  2002       32,956      31,623      31,619      34,023      32,574

                Average Quarterly Wing Prices Per Pound

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2006       $1.24
  2005        1.45       $1.14       $1.08       $1.17       $1.20
  2004        1.49        1.46        1.35        1.30        1.39
  2003        1.01        1.02        1.00        1.21        1.06
  2002        1.11        .87         .84         .78         .89




    CONTACT: Buffalo Wild Wings, Inc., Minneapolis
             Investor Relations Contact:
             Mary Twinem, 952-253-0731